UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

ANGEL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-32829 (Commission File Number)	88-0470235 (IRS Employer Identification No.)
1802 N. Carson St., No. 212-2705, Carson City, Nevada (principal executive offices)	89701 (Zip Code)

(775) 887-0670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02, Unregistered Sales of Equity Securities.

Effective March 2, 2009, Angel Acquisition Corp. (the "Registrant") issued shares of Registrant’s common stock (the “Shares”) as follows:

Issued To	Number of Shares
Dr. Corkie Haahn	10,000,000
Post Option, Inc	10,000,000
Deb Avey	10,000,000
SouthWest Financial	10,000,000
Burns Family Trust VI	50,000,000
ATG Inc	10,000,000
Marathon Group, Inc.	10,000,000

All of the Shares issued to Dr. Corkie Haahn, Post Option, Inc., Deb Avey, Southwest Financial, Burns Family Trust VI, ATG, Inc. and Marathon Group, Inc., on March 2, 2009 will bear a legend restricting their disposition.

In exchange for the issuance of the Shares, the Registrant received services from Dr. Corkie Haahn valued at approximately $10,000; services from Post Option, Inc. valued at approximately $10,000; services from Deb Avey valued at approximately $10,000; services from Southwest Financial valued at approximately $10,000; services from Burns Family Trust VI, valued at approximately $50,000; services from ATG, Inc. valued at approximately $10,000; and services from and Marathon Group, Inc. valued at approximately $10,000.

Item 8.01 Other Events

Also effective March 2, 2009, as reported on Form 4 filed with the Commission on March 3, 2009, Steve Bonenberger, Registrant’s sole officer and director, converted 70,000 shares of the Registrant’s Series A preferred stock into Shares of the Registrant’s common stock.  Each share of the Series A preferred stock converts into 1,000 Shares of the common stock.  As a result, Mr. Bonenberger received 70,000,000 common Shares in the conversion.  All of the shares received by Mr. Bonenberger will bear a legend restricting their disposition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2009	Angel Acquisition Corp.

By /s/ Steve Bonenberger
Steve Bonenberger, Chief Executive Officer

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